As Filed with the Securities and Exchange Commission on May 27, 2010

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-0732648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

259 North Radnor-Chester Rd. Radnor, PA 19087-5283 (610) 687-5253	Robert H. Young, Jr. Senior Vice President, General Counsel and Secretary Airgas, Inc. 259 North Radnor-Chester Rd. Radnor, PA 19087-5283 (610) 687-5253
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copy to:

James J. Clark, Esq.

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

(212) 701-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(a)	Proposed Maximum Offering Price per Unit(a)	Proposed Maximum Aggregate Offering Price(a)	Amount of Registration Fee(b)
Debt Securities

(a)	An indeterminate aggregate initial offering price or number of the securities of each identified Debt Security is being registered as may from time to time be offered at indeterminate prices.
(b)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees.

PROSPECTUS

DEBT SECURITIES

We may offer from time to time unsecured debt securities consisting of notes, debentures or other evidences of indebtedness.

The terms of each series of debt securities will be set forth in a prospectus supplement. You should read this prospectus and the prospectus supplement carefully.

This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See the section entitled “Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended March 31, 2010 and similar sections in subsequent reports filed publicly, each of which is incorporated by reference into this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may sell debt securities directly, through agents or through underwriters or dealers.

The date of this prospectus is May 27, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below.

Unless we state otherwise or the context otherwise requires, references to “Airgas,” “us,” “we,” “our” or “Company” in this prospectus mean Airgas, Inc., and does not include the consolidated subsidiaries of Airgas, Inc. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement under the Securities Act that registers the distribution of the debt securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the following location of the Commission.

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements and other information about issuers. The address of that site is http://www.sec.gov.

You can also inspect reports, proxy and information statements and other information about the Company at the offices of the New York Stock Exchange, 20  Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission. They contain important information about us.

Company SEC Filings	Period
Annual Report on Form 10-K	Year ended March 31, 2010
Current Reports on Form 8-K	As filed on April 8, 2010

We incorporate by reference additional documents that we may file with the Commission between the date of this prospectus and the termination or completion of the offering of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any report, document, or portion thereof that is furnished to, but not filed with, the Commission is not incorporated by reference. The information contained on our website (www.airgas.com) is not incorporated into this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the Commission through the Commission’s website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to that document. You can obtain from us the documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address or phone number:

General Counsel’s Office

Airgas, Inc.

259 North Radnor-Chester Rd.

Radnor, PA 19087-5283

(610) 687-5253

If you request any incorporated documents from us, we will mail them to you by first class mail, or other means, promptly after we receive your request.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements referenced by the Company in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other—Forward-Looking Statements” of its Annual Report on Form 10-K for the year ended March 31, 2010, which is incorporated by reference herein.

These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any forward-looking statement include, but are not limited to, those factors referenced by the Company in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other — Forward-Looking Statements” of its Annual Report on Form 10-K for the year ended March 31, 2010.

The Company does not undertake to update any forward-looking statement made herein or that may be made from time to time by or on behalf of the Company.

AIRGAS, INC.

We are the largest U.S. distributor of industrial, medical and specialty gases delivered in “packaged” or cylinder form, and hardgoods, such as welding equipment and supplies. We are also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, the fifth largest producer of atmospheric merchant gases in North America and a leading distributor of process chemicals, refrigerants and ammonia products.

We were incorporated in 1986 under the laws of the State of Delaware. Our executive offices are located at 259 North Radnor-Chester Rd., Radnor, PA 19087-5283, and our telephone number is (610) 687-5253. We maintain a website that contains information about us at www.airgas.com. The information included on our website is not, and should not be considered as, a part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes. These may include repayment of other indebtedness, capital expenditures, possible acquisitions and other purposes as may be specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges has been computed by dividing “earnings available for fixed charges” by “fixed charges.” For purposes of computing this ratio, “earnings available for fixed charges” principally consists of (i) earnings before income taxes and minority interest, plus (ii) “fixed charges.” “Fixed charges” principally consists of interest expense and the portion of rental expense that is representative of the interest factor.

	Fiscal Year Ended
	March 31, 2010		March 31, 2009		March 31, 2008		March 31, 2007		March 31, 2006
Ratio of Earnings to Fixed Charges	3.89	x	4.18	x	3.56	x	3.36	x	3.19	x

DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

The debt securities may be issued from time to time in an unlimited aggregate principal amount and an unlimited number of series. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, and under a supplemental indenture authorizing the particular series.

The debt securities are unsecured and will have the same rank as all other unsecured and non-subordinated debt of the Company.

We have summarized the material provisions of the indenture below. The summary is not complete. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The supplemental indenture for each series will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the applicable supplemental indenture for provisions that may be important to you. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

The prospectus supplement relating to a particular series of debt securities will describe to the extent applicable:

(1) the title of the debt securities of such series;

(2) the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

(3) any limit upon the aggregate principal amount of such debt securities;

(4) whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

(5) the date or dates on which such debt securities will mature or the method of determination of such date or dates;

(6) the rate or rates, or the method of determination thereof, at which such debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates such interest will be payable and, for registered debt securities, the regular record dates;

(7) the place or places where the principal of, and premium and interest, if any, on, such debt securities will be payable;

(8) the terms and conditions upon which any such debt security may be redeemed (including the period or periods within which and the price or prices at which such security may be redeemed), in whole or in part, at our option;

(9) any terms for redemption or repurchase pursuant to any sinking fund or analogous provision at the option of a holder;

(10) if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon acceleration of maturity;

(11) any terms for conversion of the debt securities into other securities of the Company or any other corporation at the option of a holder;

(12) any terms for the attachment to such debt securities of warrants, options or other rights to purchase or sell stock;

(13) if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon acceleration of maturity (debt securities subject to such provisions being referred to as “Original Issue Discount Securities”);

(14) any covenants limiting or otherwise restricting our ability or the ability of our subsidiaries to take any action or measures;

(15) any deletions or modifications of, or additions to, the events of default under the indenture with respect to such debt securities;

(16) if other than U.S. dollars, the currency, currencies or currency unit or units in which such debt securities will be denominated and in which the principal of, and premium and interest, if any, on, such securities will be payable and related restrictions;

(17) whether, and the terms and conditions on which, the Company or a holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on, such debt securities is to be made in a currency or currencies or currency unit or units other than that in which such debt securities are denominated;

(18) any determination of the amount of principal of, or premium or interest, if any, on, any such debt securities to be determined with reference to an index based on a currency or currency unit or units other than that in which such debt securities are stated to be payable or an index based on any other method;

(19) whether such debt securities will be issued in fully registered form without coupons or in bearer form with or without coupons, or any combination thereof, whether such debt securities will be issued in the form of one or more global securities and whether such debt securities are to be issuable in temporary global form or definitive global form;

(20) whether and under what circumstances the Company will pay additional amounts to any holder of such debt securities who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such debt securities rather than pay any additional amounts; and

(21) any other terms of any of such debt securities not inconsistent with the indenture.

Form, Exchange, Registration and Transfer

The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of, or any premium or interest on, debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” means each day on which commercial banks and foreign exchange markets settle payments in the place or places where the principal of (and premium, if any) and interest, if any, on the securities of that series are payable, or place of publication. Unless otherwise specified, “business day” shall exclude any day on which commercial banks and foreign exchange markets do not settle payments in London.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Satisfaction and Discharge; Defeasance

At the request of the Company, the indenture will cease to be in effect as to the debt securities of any series (except for certain obligations to register the transfer or exchange of such debt securities and related coupons, if any, and hold moneys for payment of such debt securities and coupons in trust) when either (a) all such debt securities and coupons have been delivered to the trustee for cancellation or (b) all such debt securities and coupons have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and the Company has deposited with the trustee, in trust money, in the currency, currencies or currency unit or units in which such debt securities are payable, in an amount sufficient to pay all the principal of, and premium and interest, if any, on, such debt securities on the dates such payments are due in accordance with the terms of such debt securities.

The Company may defease any series of debt securities and, at its option, either (a) be discharged after 123 days from any and all obligations in respect of such series of debt securities (except for certain obligations to register the transfer of or exchange debt securities and related coupons, replace stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or (b) eliminate the requirement to comply with certain restrictive covenants of the indenture in respect of such series. In order to exercise either defeasance option, the Company must deposit with the trustee in trust, money, or, in the case of debt securities and coupons denominated in U.S. dollars, U.S. treasuries or, in the case of debt securities and coupons denominated in a foreign currency, foreign government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies or currency unit or units in which such debt securities are payable all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series. Among the conditions to the Company exercising any such option, the Company is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and that the holders of such series will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised.

Events of Default, Notice and Waiver

The following are events of default under each indenture with respect to any series of debt securities that we may issue:

•	default for 30 days in payment of any interest installment when due;

•	default in payment of principal of, or premium, if any, on, debt securities of such series when due at their stated maturity, by declaration, when called for redemption or otherwise;

•	default for 30 days in the making of any payment for a sinking, purchase or analogous fund provided for in respect of debt securities of such series;

•

default for 60 days after notice to the Company by the trustee or by holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series in the performance of any covenant or agreement in the debt securities of such series or in the indenture with respect to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided with respect to the debt securities of such series.

No event of default with respect to a single series of indebtedness issued under the indenture (and any supplemental indentures) necessarily constitutes an event of default with respect to any other series of indebtedness issued thereunder.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, or premium or interest, if any, on, or a sinking fund installment, if any, with respect to any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series. The term “default” for the purpose of this provision only means the happening of any of the events of default specified above, except that any grace period or notice requirement is eliminated.

The indenture contains provisions entitling the trustee, subject to the duty of the trustee during an event of default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities.

The indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series.

The indenture includes a covenant that obligates us to file annually with the trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default or event of default with respect to the debt securities of such series or compliance with certain provisions of the indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium or interest, if any, on, any of the debt securities of such series. The holders of a majority in principal amount of a series of outstanding debt securities also have certain rights to rescind any declaration of acceleration with respect to such series after all events of default with respect to such series not arising from such declaration shall have been cured.

Modification of the Indenture

The indenture allows us and the trustee, without the consent of any holders of debt securities, to enter into supplemental indentures for the purposes, among other things, of:

•	evidencing the succession of another corporation and the assumption by such corporation of the covenants in the indenture and series of debt securities;

•	adding covenants that apply to us;

•	adding additional events of default;

•	establishing the form or terms of any series of debt securities issued under such supplemental indentures or curing ambiguities or inconsistencies in the indenture; and

•	making other provisions that do not adversely affect the interests of the holders of any series of debt securities in any material respect.

The indenture allows us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of such series. But no supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any debt security;

(3) extend the time for payment of interest on the debt securities;

(4) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(5) affect adversely the terms, if any, of conversion of any debt security into our stock or other securities or of any other corporation;

(6) reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture or any waiver (in compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; and

(7) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding debt securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding debt securities of such series or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Concerning the Trustee

U.S. Bank National Association serves as the trustee under our indenture dated as of May 27, 2010.

PLAN OF DISTRIBUTION

We may sell the debt securities in any of three ways: (i) through underwriters, (ii) through dealers or agents or (iii) directly to a limited number of institutional purchasers or to a single purchaser. The applicable prospectus supplement will set forth the terms of the offering of the debt securities of such series, including the name or names of any underwriters, the purchase price and the proceeds we receive from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and other specific terms of the particular offering. Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the debt securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell debt securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of such contracts.

Agents and underwriters may be entitled under agreements entered into with us and/or our subsidiaries to indemnification against certain civil liabilities, including liabilities under the Securities Act, and/or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Unless otherwise indicated in a prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

LEGAL MATTERS

Cahill Gordon & Reindel LLP will issue an opinion concerning the validity of the offered debt securities for Airgas, Inc. Any underwriter, dealer or agent will be advised about other legal issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and schedule of Airgas, Inc. and subsidiaries as of March 31, 2010 and 2009, and for each of the years in the three-year period ended March 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following statement sets forth the estimated amounts of expenses (subject to future contingencies), other than underwriting discounts, to be borne by the Company in connection with the offering described in this registration statement:

Securities and Exchange Commission registration fee	$	*
Trustee’s fees		5,000
Printing and engraving expenses		30,000
Rating agency fees		260,000
Accounting fees and expenses		100,000
Legal fees and expenses		300,000
Miscellaneous expenses		12,000

Total expenses		$707,000

*	To be paid on a pay-as-you-go basis pursuant to Rules 456(b) and 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers

Delaware Corporation

Section 145 of the Delaware General Corporation Law (“DGCL”) permits Airgas to indemnify any of its directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of Airgas) arising by reason of the fact that such person is or was an officer or director of Airgas if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Airgas and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 also permits Airgas to indemnify any such officer or director against expenses incurred in an action by or in the right of Airgas if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Airgas, except in respect of any matter as to which such person is adjudged to be liable to Airgas, in which case court approval must be sought for indemnification. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. This statute provides that it is not exclusive of other indemnification that may be granted by Airgas’ by-laws, a vote of stockholders or disinterested directors, agreement or otherwise. The statute permits purchase of liability insurance by Airgas on behalf of officers and directors. Airgas has purchased such insurance.

Article VII of Airgas’ bylaws requires indemnification to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware to any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is, or was, a director or officer of Airgas or any predecessor of Airgas, or served any other enterprise as a director or officer at the request of Airgas or any predecessor of Airgas. Indemnification provided for in Article VII is expressly not exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Article 10 of Airgas’ Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL and the bylaws and Certificate of Incorporation of Airgas.

Item 16.	Exhibits

Exhibit No.	Description

1	Form of Underwriting Agreement.**

4	Indenture dated as of May 27, 2010 between Airgas, Inc. and U.S. Bank National Association*

5	Opinion of Cahill Gordon & Reindel LLP.*

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of the Company’s March 31, 2010 Annual Report on Form 10-K).

23(a)	Consent of KPMG, an Independent Registered Public Accounting Firm.*

23(b)	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5).*

24	Power of Attorney (included on the signature page of this registration statement).

25	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association to act as Trustee under the Indenture.*

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B.

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Airgas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Radnor, Commonwealth of Pennsylvania on May 27, 2010.

AIRGAS, INC.

By:	/S/ ROBERT H. YOUNG, JR
Name:	Robert H. Young, Jr.
Title:	Senior Vice President, General Counsel

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph C. Sullivan and Robert H. Young, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3 registration statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that all said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ PETER MCCAUSLAND Peter McCausland	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 27, 2010

/S/ ROBERT M. MCLAUGHLIN Robert M. McLaughlin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 27, 2010

/S/ THOMAS M. SMYTH Thomas M. Smyth	Vice President and Controller (Principal Accounting Officer)	May 27, 2010

/S/ MICHAEL L. MOLININI Michael L. Molinini	Senior Vice President and Chief Operating Officer	May 27, 2010

/S/ W. THACHER BROWN W. Thacher Brown	Director	May 27, 2010

/S/ JAMES W. HOVEY James W. Hovey	Director	May 27, 2010

/S/ RICHARD C. ILL Richard C. Ill	Director	May 27, 2010

/S/ PAULA A. SNEED Paula A. Sneed	Director	May 27, 2010

/S/ DAVID M. STOUT David M. Stout	Director	May 27, 2010

/S/ LEE M. THOMAS Lee M. Thomas	Director	May 27, 2010

/S/ JOHN C. VAN RODEN, JR. John C. van Roden, Jr.	Director	May 27, 2010

/S/ ELLEN C. WOLF Ellen C. Wolf	Director	May 27, 2010

EXHIBIT INDEX

Exhibit No.	Description

1	Form of Underwriting Agreement.**

4	Indenture dated as of May 27, 2010 between Airgas, Inc. and U.S. Bank National Association*

5	Opinion of Cahill Gordon & Reindel LLP.*

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of the Company’s March 31, 2010 Annual Report on Form 10-K).

23(a)	Consent of KPMG, an Independent Registered Public Accounting Firm.*

23(b)	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5).*

24	Power of Attorney (included on the signature page of this registration statement).

25	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association to act as Trustee under the Indenture.*

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.